Exhibit 99.4

April 5, 2016

To: The CannaPharmaRx Board of Directors

From: Steve Rule

Re: Resignation Letter

Dear CPMD Board Members:

After careful thought and consideration, I am tendering my resignation from the CannaPharmaRx Board effective immediately.

I was brought on to the CPMD Board to provide expertise in the area of acquiring existing specialty and compounding pharmacies, as well as negotiate new pharmaceutical wholesaler agreements.  Obviously this requirement has changed; therefore, I find that it is time for me to exit the Board.

I do want to tell each of you that it has been a pleasure serving with you, and hope that our paths cross in the future.

Cordially,

/s/ Steven J. Rule

Steven J. Rule

PO Box 980640

Park City, UT 84098